Exhibit 99.1

Citrix Reports First Quarter Financial Results

Quarterly Revenue of $369 million

GAAP Diluted Earnings Per Share of $0.04

Non-GAAP Diluted Earnings Per Share of $0.32

Board of Directors Authorizes $300 Million Increase to Share Repurchase Program

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--April 29, 2009--Citrix Systems, Inc. (Nasdaq:CTXS), the global leader in application delivery infrastructure, today reported financial results for the first quarter of fiscal 2009 ended March 31, 2009.

FINANCIAL RESULTS

In the first quarter of fiscal 2009, Citrix achieved revenue of $369 million, compared to $377 million in the first quarter of fiscal 2008, representing a 2 percent decrease in revenue.

GAAP Results

Net income for the first quarter of fiscal 2009 was $7 million, or $0.04 per diluted share compared to $34 million, or $0.18 per diluted share, for the first quarter of 2008. These GAAP results include a restructuring charge of approximately $21 million.

Non-GAAP Results

Non-GAAP net income in the first quarter of fiscal 2009 was $59 million, or $0.32 per diluted share, compared to $66 million, or $0.35 per diluted share, in the comparable period last year. Non-GAAP net income excludes the effects of amortization of intangible assets primarily related to business combinations and stock-based compensation expenses and the tax effects related to those items. In addition, non-GAAP net income for the first quarter of 2009 also excludes the effect of the restructuring program that the company implemented in January 2009.

"I’m pleased with our Q1 execution in the toughest macro environment we’ve seen in years," said Mark Templeton, president and chief executive officer. "Smaller IT budgets are the new reality. We believe this makes our enterprise and SaaS products even more compelling because they lower IT costs while offering much-needed business flexibility."

In addition to quarterly financial results, Citrix also announced that its board of directors has authorized it to repurchase up to an additional $300 million of its common stock. As of March 31, 2009, approximately $50 million remained in authority from previous approvals.

Q1 Financial Summary

In reviewing the first quarter results of 2009, compared to the first quarter of 2008:

  Product license revenue decreased 24 percent;
  Revenue from license updates grew 11 percent;
  Online services revenue grew 16 percent;
  Technical services revenue, which is comprised of consulting, education and technical support, grew 8 percent;
  Revenue decreased in the America’s region by 1 percent; the EMEA region by 11 percent, and the Pacific region by 9 percent;
  Deferred revenue totaled $535 million, compared to $459 million on March 31, 2008;
  GAAP operating margin was 1 percent for the quarter, and non-GAAP operating margin was 19 percent for the quarter, excluding the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expense and costs associated with the restructuring program;
  Cash flow from operations was $82 million; and
  The company repurchased 1.1 million shares at an average price of $22.66.

Financial Outlook

Due to the volatility of market conditions in the foreseeable future, it is more likely that Citrix’s actual results could differ materially from expectations. Consequently, the company is providing less quantitative guidance than in previous quarters.

Financial Outlook for Second Quarter 2009

Citrix management expects to achieve the following results during its second fiscal quarter 2009 ending June 30, 2009:

  Net revenue is expected to be flat to slightly down compared to the net revenue reported for the second quarter of 2008; and,
  Non-GAAP operating margin is expected to increase between 100 and 150 basis points compared to the second quarter 2008, excluding the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expense, and restructuring charges.

The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Financial Outlook for Fiscal Year 2009

Citrix management currently expects to achieve the following results for the fiscal year 2009:

  The company expects net revenue to be flat as compared to 2008; and,
  Non-GAAP operating margin to increase by as much as 100 basis points as compared to non-GAAP operating margin from the prior year, excluding the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expense, and restructuring program, as well as prior year exclusions of in-process research and development related to business combinations.

The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Company, Product and Alliance Highlights

During the first quarter of 2009, Citrix:

  Unveiled a set of new improvements to its flagship application delivery product line, Citrix® XenApp™, that make delivering Windows® applications as an on-demand service even easier and more cost-efficient for IT;
  Announced Citrix® HDX™ technology for Citrix® XenDesktop™ and Citrix XenApp, a broad set of capabilities that provide users with the best “high-definition experience” for virtual desktops and applications;
  Unveiled a new version of Citrix® XenServer™ – the company’s enterprise-class, cloud-proven virtualization platform – offered free of charge to any user for unlimited production deployment;
  Extended its collaboration with Microsoft into the server virtualization market with the availability of a new solution called Citrix Essentials™ for Microsoft® Hyper-V™, offering advanced virtualization management capabilities for Microsoft Windows Server® 2008 Hyper-V to help customers create highly scalable, manageable and agile virtual infrastructures; and,
  Announced an agreement with Intel Corporation to develop the industry’s first application and desktop delivery solutions optimized for Intel® Core™2 desktops and Centrino® 2 laptops with Intel® vPro™ technology based on Xen® technology.

Conference Call Information

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors for approximately 30 days. In addition, an audio replay of the conference call will be available for approximately thirty days by dialing (800) 642-1687 or (706) 645-9291 (passcode required: 93269861).

About Citrix

Citrix Systems, Inc. (NASDAQ: CTXS) is the global leader and the most trusted name in application delivery infrastructure. More than 230,000 organizations worldwide rely on Citrix to deliver any application to users anywhere with the best performance, highest security and lowest cost. Citrix customers include 100% of the Fortune 100 companies and 99% of the Fortune Global 500, as well as hundreds of thousands of small businesses and prosumers. The Citrix Partner Network has approximately 10,000 partners in more than 100 countries. Annual revenue in 2008 was $1.6 billion.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix’s president and chief executive officer, statements contained in the Financial Outlook for Second Quarter 2009 and Fiscal Year 2009 sections and under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the impact of the global economy and uncertainty in the IT spending environment; the success and growth of the company’s product lines, including risks associated with successfully introducing new products into Citrix’s distribution channels; the company’s product concentration and its ability to develop and commercialize new products and services while maintaining growth in its core products; failure to execute Citrix’s sales and marketing plans; failure to successfully partner with key distributors, resellers, OEM’s and strategic partners and the company’s reliance on and the success of those partners for the marketing and distribution of the company’s products; the company’s ability to maintain and expand its business in small sized and large enterprise accounts; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; Citrix’s and Microsoft’s ability to develop and market application delivery and virtualization products; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix’s products; failure to further develop and successfully market the technology and products of acquired companies, including the possible failure to achieve or maintain anticipated revenues and profits from acquisitions; the management of anticipated future growth and the recruitment and retention of qualified employees, including those of acquired companies, and any disruptions due to changes in key personnel; risks in effectively controlling operating expenses, including failure to achieve anticipated cost savings from Citrix’s restructuring program and other cost reduction initiatives; impairment of the value of the company’s investments; the effect of new accounting pronouncements on revenue and expense recognition; litigation; changes in the company’s pricing policies or those of its competitors; charges in the event of the impairment of assets acquired through business combinations and licenses; competition and other risks associated with the markets for our Web-based access, collaboration and customer assistance services and for our Web application delivery appliances; risks of political and social turmoil; and other risks detailed in the company’s filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Use of Non-GAAP Financial Measures

In our earnings release, conference call, slide presentation or webcast, we may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statement and can be found on the Investor Relations page of the Citrix corporate Web site at http://www.citrix.com/investors.

Citrix®, Xen®, XenAppTM, HDXTM, XenDesktopTM, XenServerTM, and Citrix EssentialsTM, are trademarks or registered trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC. Condensed Consolidated Statements of Income (In thousands, except per share data - unaudited)

	Three Months Ended March 31,
	2009	2008
Revenues:
Product licenses	$111,900	$146,960
License updates	148,198	133,934
Online services	71,980	61,985
Technical services	36,980	34,155
Total net revenues	369,058	377,034

Cost of net revenues:
Cost of product license revenues	11,494	11,141
Cost of services revenues	21,623	18,697
Amortization of product related intangible assets	12,099	10,593
Total cost of net revenues	45,216	40,431

Gross margin	323,842	336,603

Operating expenses:
Research and development	71,037	71,530
Sales, marketing and services	163,589	166,445
General and administrative	58,489	62,637
Amortization of other intangible assets	4,994	5,700
Restructuring	20,730	–
Total operating expenses	318,839	306,312

Income from operations	5,003	30,291

Other income, net	1,169	8,471
Income before income taxes	6,172	38,762

Income taxes	(755)	4,384
Net income	$6,927	$34,378

Earnings per common share – diluted	$0.04	$0.18
Weighted average shares outstanding – diluted	182,373	189,987

CITRIX SYSTEMS, INC. Condensed Consolidated Balance Sheets (In thousands - unaudited)

	March 31, 2009	December 31, 2008
ASSETS:
Cash and cash equivalents	$269,823	$326,121
Short-term investments	286,736	249,175
Accounts receivable, net	198,173	231,296
Other current assets, net	136,323	133,548
Total current assets	891,055	940,140

Long-term investments	347,415	275,585
Property and equipment, net	257,352	254,334
Goodwill and other intangible assets, net	1,159,849	1,174,726
Other long-term assets	56,353	49,521
Total assets	$2,712,024	$2,694,306

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$226,598	$242,222
Current portion of deferred revenues	491,909	488,695
Total current liabilities	718,507	730,917

Long-term portion of deferred revenues	43,293	44,780
Other liabilities	697	744

Stockholders' equity	1,949,527	1,917,865
Total liabilities and stockholders’ equity	$2,712,024	$2,694,306

CITRIX SYSTEMS, INC. Condensed Consolidated Statement of Cash Flows (In thousands - unaudited)

Three Months Ended March 31, 2009
OPERATING ACTIVITIES	6,927
Net Income
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	34,094
Stock-based compensation expense	28,148
Provision for accounts receivable allowances	1,078
Other non-cash items	751
Total adjustments to reconcile net income to net cash provided by operating activities	64,071
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	31,474
Prepaid expenses and other current assets	(19,009)
Other assets	(1,446)
Deferred tax assets, net	(4,349)
Accounts payable and accrued expenses	2,403
Deferred revenues	1,727
Other liabilities	(52)
Total changes in operating assets and liabilities, net of the effects of acquisitions	10,748
Net cash provided by operating activities	81,746

INVESTING ACTIVITIES
Purchases of available-for-sale investments, net of proceeds	(112,936)
Purchases of property and equipment	(22,897)
Cash paid for acquisitions, net of cash acquired	(1,200)
Cash paid for licensing agreement	(225)
Net cash used in investing activities	(137,258)

FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans	24,100
Excess tax benefit from exercise of stock options	505
Structured stock repurchases, net	(24,998)
Net cash used in financing activities	(393)
Effect of exchange rate changes on cash and cash equivalents	(393)
Change in cash and cash equivalents	(56,298)
Cash and cash equivalents at beginning of period	326,121
Cash and cash equivalents at end of period	269,823

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to business combinations, stock-based compensation expenses, charges associated with its restructuring program and the related tax effect of those items. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's gross margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

  The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization, in-process research and development and certain stock-based compensation expenses and the related tax effects that are primarily related to business combinations, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.
  Amortization costs and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.
  Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.
  The charges incurred in conjunction with the Company's restructuring program, which relate to reductions in headcount, are not anticipated to be ongoing costs and, thus, are outside of the normal operations of the Company's business. The Company, therefore, believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity. Furthermore, the Company in the future may exclude amortization and in-process research and development primarily related to new business combinations, additional charges related to its restructuring program and the related tax effects from financial measures that it releases, and the Company expects to continue to incur stock-based compensation expenses.

CITRIX SYSTEMS, INC. Non-GAAP Financial Measures Reconciliation (In thousands, except per share and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

	Three Months Ended March 31, 2009
GAAP operating margin	1.4%
Add: stock-based compensation	7.6%
Add: amortization of core and product technology	3.3%
Add: amortization of other intangible assets	1.3%
Add: restructuring charges	5.6%
Non-GAAP operating margin	19.2%

	Three Months Ended March 31,
	2009	2008
GAAP net income	$6,927	$34,378
Add: stock-based compensation	28,148	27,406
Add: amortization of core and product technology	12,099	10,593
Add: amortization of other intangible assets	4,994	5,700
Add: restructuring charges	20,730	–
Less: tax effects related to above items	(14,028)	(12,026)
Non-GAAP net income	$58,870	$66,051

GAAP earnings per share – diluted	$0.04	$0.18
Add: stock-based compensation	0.15	0.14
Add: amortization of core and product technology	0.07	0.06
Add: amortization of other intangible assets	0.03	0.03
Add: restructuring charges	0.11	–
Less: tax effects related to above items	(0.08)	(0.06)
Non-GAAP earnings per share – diluted	$0.32	$0.35

CONTACT:
Media Inquiries:
Citrix Systems, Inc., Fort Lauderdale
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
A&R Edelman
Eric Jones, 212-819-4862
eric.jones@ar-edelman.com
or
Investor Inquiries:
Citrix Systems, Inc.
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com